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                  INFORMATION REQUIRED IN PROXY STATEMENT
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                         IVEX PACKAGING CORPORATION
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              (Name of Registrant as Specified in Its Charter)

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For Immediate Release
For:                                             Contact:

Ivex Packaging Corporation                       Mr. Richard R. Cote
100 Tri-State Drive                              Ivex Packaging Corporation
Suite 200                                        (847) 374-4324
Lincolnshire, Illinois 60069

 Ivex Announces Record Date for Distribution of Packaging Dynamics Common Stock

Lincolnshire, Illinois: Tuesday, June 18, 2002 - Ivex Packaging Corporation (NYSE: IXX) announced today that it has established June 28, 2002 as the record date for the distribution of Packaging Dynamics Common Stock in connection with the acquisition of Ivex by Alcoa Inc. (NYSE: AA). The merger is conditioned upon, among other things, adoption of the merger agreement by Ivex stockholders at a special meeting of Ivex stockholders scheduled for June 28, 2002. The distribution and the merger, which were announced on March 18, 2002, will each occur only if the other occurs. It is anticipated that, if stockholders adopt the merger agreement on June 28, 2002 and all other applicable conditions have been satisfied or waived, the distribution would become effective on July 1, 2002.

Under the terms of the distribution,

   o Ivex stockholders of record at the close of business on June 28, 2002 will receive one share of Packaging Dynamics common stock for every five shares of Ivex common stock that they owned at such time; and

   o holders at the close of business on June 28, 2002 of options to acquire Ivex common stock will receive one share of Packaging Dynamics common stock for every five shares of Ivex common stock subject to such options (except for any option having an exercise price of $23.25 per share).

Distribution participants will receive their shares of Packaging Dynamics common stock automatically; no action is required on the part of Ivex stockholders and option holders. Persons receiving Packaging Dynamics common stock in the distribution will be sent a statement evidencing their shares. Packaging Dynamics has applied for its common stock to be included for quotation on the Nasdaq National Market under the symbol "PKDY."

Ivex's definitive proxy statement relating to the June 28, 2002 special meeting of stockholders was mailed on May 31, 2002 to Ivex stockholders of record as of May 28, 2002, the record date for the special meeting. The proxy statement, which was also filed with the Securities and Exchange Commission, provides detailed information about the distribution and the merger. Questions about the distribution and the merger may be addressed to Innisfree M&A Incorporated, Ivex's proxy solicitors, at (888)750-5834.

Ivex is a vertically integrated specialty packaging company engaged in the manufacturing and marketing of a broad range of plastic and paper products to the consumer, medical, electronics, computer and technical markets.

Following the distribution, Packaging Dynamics, headquartered in Chicago, Illinois, will be the holding company for Packaging Holdings, L.L.C., a vertically integrated flexible packaging company that laminates and converts paper, film and foil into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and concession markets as well as a limited number of industrial markets. Packaging Holdings generated approximately $234.8 million in consolidated revenues in 2001 and had approximately 1,106 employees as of March 31, 2002.

This press release contains certain forward-looking statements (as defined under federal securities law) regarding the distribution and the merger agreement entered into by Ivex and Alcoa. Forward-looking statements are identified by the use of forward-looking words and phrases, such as "estimates," "plans," "expects," "to continue," "subject to," "target" and such other similar phrases. These forward-looking statements are based on the current expectations of Ivex, and by their nature, involve risks and uncertainties. The actual plans, actions and results, including the prospects for Ivex and the ability of the parties to complete the merger and distribution, may differ materially and adversely from those discussed in this press release. Among the factors that could cause plans, actions and results to differ from current expectations are: (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition in Ivex's product lines; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) the ability of Ivex and its subsidiaries to develop new products, identify and execute capital programs and efficiently integrate acquired businesses; (vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; (viii) the general political, economic and competitive conditions in markets and countries where Ivex and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; and (ix) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of Ivex and its subsidiaries. There can be no assurance that the distribution and the merger will be completed on the intended schedule, or at all.